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                                                            Exhibit 25
                            POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned do hereby constitute and appoint J. HOLMES MORRISON (whose address is 1512 Barberry Lane, Charleston, West Virginia 25314) and MERRELL S. McILWAIN II (whose address is 1522 Mt. Vernon Road, Charleston, West Virginia 25314) and each of them severally, the true and lawful agents and attorneys- in-fact (the "Agents" and, severally, an "Agent") of the undersigned with full power to act, upon the terms and conditions herein set forth, for and in the name, place and stead of the undersigned in any way which the undersigned could do, if the undersigned were personally present, to execute in their name, place and stead (in any such capacity), all applications, certificates, letters, registration statements, amendments to registration statements or other documents addressed to or filed with the Securities and Exchange Commission which may be required in connection with the registration under the Securities Act of 1933, as amended, of the common stock of One Valley Bancorp of West Virginia, Inc., which may be issued to shareholders of Point Bancorp, Inc., under the Agreement and Plan of Merger dated as of September 2, 1994, by and between One Valley Bancorp of West Virginia, Inc., and Point Bancorp, Inc., and to file the same with the Securities and Exchange Commission and other appropriate agencies or departments, each of said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of the undersigned directors every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned may or could do in person.

Dated this 19th day of October, 1994.

WITNESS the following signatures and seals:

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/s/ Phyllis H. Arnold (SEAL)            /s/ Edward H. Maier              (SEAL)
PHYLLIS H. ARNOLD                       EDWARD H. MAIER


/s/Charles M. Avampato (SEAL)           /s/ J. Holmes Morrison           (SEAL)
CHARLES M. AVAMPATO                     J. HOLMES MORRISON


/s/ Robert F. Baronner (SEAL)           /s/ Charles R. Neighborgall      (SEAL)
ROBERT F. BARONNER                      CHARLES R. NEIGHBORGALL, III


                       (SEAL)                                            (SEAL)
C. MICHAEL BLAIR                         ROBERT O. ORDERS, SR.


/s/ James K. Brown     (SEAL)            /s/ John L. D. Payne            (SEAL)
JAMES K. BROWN                           JOHN L. D. PAYNE


/s/ John T. Chambers  (SEAL)             /s/ Angus E. Peyton             (SEAL)
JOHN T. CHAMBER                          SANGUS E. PEYTON


/s/ Nelle Ratrie Chilton   (SEAL)        /s/ Lacy I. Rice                (SEAL)
NELLE RATRIE CHILTON                     LACY I. RICE


/s/ Ray M. Evans, Jr.      (SEAL)        /s/ Brent D. Robinson           (SEAL)
RAY M. EVANS, JR.                        BRENT D. ROBINSON


                           (SEAL)        /s/ James W. Thompson           (SEAL)
JAMES GABRIEL                            JAMES W. THOMPSON


                           (SEAL)        /s/ J. Lee Van Metre, Jr.       (SEAL)
PHILLIP H. GOODWIN                       J. LEE VAN METRE, JR.


/s/ Thomas E. Goodwin      (SEAL)        /s/ Richard B. Walker           (SEAL)
THOMAS E. GOODWIN                        RICHARD B. WALKER


/s/ Cecil B. Highland, Jr. (SEAL)                                        (SEAL)
CECIL B. HIGHLAND, JR.                   H. BERNARD WEHRLE, III


/s/ Robert E. Kamm, Jr.    (SEAL)        /s/ John H. Wick, III           (SEAL)
ROBERT E. KAMM, JR.                      JOHN H. WICK, III


/s/ David E. Lowe          (SEAL)        /s/ Thomas D. Wilkerson         (SEAL)
DAVID E. LOWE                            THOMAS D. WILKERSON


/s/ John D. Lynch         (SEAL)
JOHN D. LYNCH